FOURTH AMENDED AND RESTATED BY-LAWS
OF
PERMA-PIPE INTERNATIONAL HOLDINGS, INC.

ARTICLE I

OFFICES
SECTION 1. REGISTERED OFFICE. The registered office shall be established and maintained at the office of the Prentice‑Hall Corporation Systems, Inc., in the City of Dover, in the County of Kent, in the State of Delaware, and said corporation shall be the registered agent of this corporation in charge thereof.

SECTION 2. OTHER OFFICES. The corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the corporation may require.
ARTICLE II

MEETINGS OF STOCKHOLDERS

SECTION 1.     BUSINESS. No business may be transacted at an annual meeting or special meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the meeting by any stockholder of record on the date of the giving of the notice provided for in Section 9 of this Article II and on the record date for the determination of stockholders entitled to vote at such meeting.

SECTION 2. ANNUAL MEETINGS. Annual meetings of stockholders for the election of directors and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting. If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and they may transact such other corporate business as shall be stated in the notice of the meeting.

SECTION 3. OTHER MEETINGS. Meetings of stockholders for any purpose other than the election of directors may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting.

SECTION 4. VOTING. Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these By‑Laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting, shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be elected by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware. A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

SECTION 5. QUORUM. Except as otherwise required by Law, by the Certificate of Incorporation or by these By‑Laws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. At any adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

SECTION 6. SPECIAL MEETINGS. Special meetings of the stockholders may be held whenever and wherever called for by the Chairperson of the Board of Directors, the President or the Board of Directors, or by the written demand of the stockholders of record of no fewer than one‑tenth of all the shares of Common Stock entitled to vote at the meeting. The business which may be conducted at any such special meeting will be confined to the purposes stated in the notice thereof, including the election and/or removal of directors. Unless requested by the stockholders entitled to cast a majority of all of the votes entitled to be cast at a meeting called at the request of stockholders of this corporation for such purpose, a special meeting shall not be called by the Board of Directors to consider any matter which is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding 12 months unless such matter received the affirmative vote of at least one‑third of the shares of common stock of the corporation eligible to vote at such meeting.

SECTION 7. NOTICE OF MEETINGS. Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at his or her address as it appears on the records of the corporation, not less than ten nor more than sixty days before the date of the meeting. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.

SECTION 8. ACTION WITHOUT MEETING. Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

SECTION 9. NOMINATIONS AND STOCKHOLDER BUSINESS.

(a)Stockholder Proposals Relating to Nominations for and Election of Directors.

(i)Nominations by a stockholder of candidates for election to the Board of Directors by stockholders at any annual or special meeting of stockholders or upon written consent without a meeting may be made only if the stockholder making the nomination or the stockholders executing the consent comply with the procedures set forth in this Section 9(a), and any candidate proposed by a stockholder not nominated in accordance with such provisions shall not be considered or acted upon at such meeting of stockholders. If the provisions of this Section 9 differ from any other provisions of these By-laws, the provisions of this Section 9 shall govern and control.

(ii)A proposal by a stockholder for the nomination of a candidate for election by stockholders as a director at any annual or special meeting of stockholders at which directors are to be elected or upon written consent without a meeting may be made only by notice in writing, delivered in person or by first class United States mail postage prepaid or by reputable overnight delivery service, to the Board of Directors of the corporation to the attention of the Secretary of the corporation at the principal office of the corporation, within the time limits specified herein.

(iii)In the case of an annual meeting of stockholders, any such written proposal of nomination must be received by the Board of Directors not less than 90 calendar days nor more than 120 calendar days before the first anniversary of the date on which the corporation held its annual meeting in the immediately preceding year; provided, however, that in the case of an annual meeting of stockholders that is called for a date that is not within 30 calendar days before or after the first anniversary date of the annual meeting of stockholders in the immediately preceding year, any such written proposal of nomination must be received by the Board of Directors not less than five business days after the date the corporation shall have mailed notice to its stockholders that an annual meeting of stockholders will be held or shall have issued a press release, filed a periodic report with the Securities and Exchange Commission or otherwise publicly disseminated notice that an annual meeting of stockholders will be held.

(iv)In the case of a special meeting of stockholders, any such written proposal of nomination must be received by the Board of Directors not less than five business days after the earlier of the date that the corporation shall have mailed notice to its stockholders that a special meeting of stockholders will be held or shall have issued a press release, filed a periodic report with the Securities and Exchange Commission or otherwise publicly disseminated notice that a special meeting of stockholders will be held.

(v)In the case of stockholder action by written consent with respect to the election by stockholders of a person or persons as director, the stockholder seeking to have the stockholders elect such person or persons by written consent shall, by written notice to the Board of Directors, set forth the information prescribed in clause (vi) of this Section (a) and request the Board of Directors to fix a record date for determining stockholders entitled to consent to corporate action in writing without a meeting. The Board of Directors shall promptly, but in no event later than the tenth day after the date on which such notice is received, adopt a resolution fixing such record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date is fixed by the Board of Directors within such time period, such record date shall be determined in accordance with the provisions of Section 213(b) of the Delaware General Corporation Law, or any successor provision.

(vi)A written proposal of nomination provided pursuant to this Section (a) shall set forth as to each person whom the stockholder proposes to nominate for election as a director and as to the stockholders giving the proposal (the “Nominating Stockholder”) and each

Stockholder Associated Person, if any (which, for purposes of these By-laws, shall mean (i) any person acting in concert, directly or indirectly, with such stockholder and (ii) any person controlling, controlled by, or under common control with such stockholder or any Stockholder Associated Person): (A) all information relating to such person that would be required to be disclosed in a proxy statement or otherwise in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, (B) the name and address of such person (C) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such person, (D) the nominee holder for, and number of, shares beneficially owned but not owned of record by such person, (E) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including, but not limited to, any derivative, swap or short positions, profit interests, options or borrowed or loaned shares) has been made, the intent or effect of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such person with respect to any share of stock of the corporation (F) to the extent known by the stockholder making such proposal, the name and address of any other stockholder supporting the nominee for elections as a director on the date of such stockholder’s proposal, (G) a description of all arrangements or understandings between or among such persons pursuant to which the nomination(s) are to be made by the stockholder and any relationship between or among the stockholder making the proposal and any Stockholder Associated Person, on the one hand, and each proposed nominee, on the other hand, (H) whether such person intends to solicit proxies in connection with the nomination(s), and (I) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person named in the proposal. The proposal must be accompanied by the written consent of each person so proposed to serve as a director if nominated and elected as a director. Each proposed nominee shall furnish such other information as may be reasonably required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director (as defined in Rule 5605 of the NASDAQ Stock Market Rules, any NASDAQ interpretations thereof, and any successor rules) of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee, and shall represent in writing that he or she does not, and will not, have any undisclosed voting commitments or other arrangements with respect to his or her actions as a director of the corporation.

(vii)If a written proposal of nomination submitted to the Board of Directors fails, in the reasonable judgment of the Board of Directors or a nominating committee established by it, to contain the information specified in clause (vi) of this Section (a) or is otherwise deficient, the Board of Directors shall, as promptly as is practicable under the circumstances, provide written notice to the stockholder(s) making such nomination of such failure or deficiency in the written proposal of nomination and such nominating stockholder shall have five business days from receipt of such notice to submit a revised written proposal of nomination that corrects such failure or deficiency in all material respects.

(b)Stockholder Proposals Relating to Matters Other Than Nominations for and Elections of Directors.
(i)stockholder of the corporation may bring a matter (other than a nomination of a candidate for election as a director, which is covered by Section (a)) (a "Stockholder Matter") before a meeting of stockholders or for action by written consent without a meeting only if such Stockholder Matter is a proper matter for stockholder action and such stockholder shall have provided notice in writing, delivered in person or by first class United States mail postage prepaid or by reputable overnight delivery service, to the Board of Directors of the corporation to the attention of the Secretary of the corporation at the principal office of the corporation, within the time limits specified in this Section (b); provided, however, that a proposal submitted by a stockholder for inclusion in the corporation's proxy statement for an annual meeting that is appropriate for inclusion therein and otherwise complies with the provisions of Rule 14a‑8 under the Exchange Act (including timeliness) shall be deemed to have also been submitted on a timely basis pursuant to this Section (b).

(ii)In the case of an annual meeting of stockholders, any such written notice of a proposal of a Stockholder Matter must be received by the Board of Directors not less than 90 calendar days nor more than 120 calendar days before the first anniversary of the date on which the corporation held its annual meeting of stockholders in the immediately preceding year; provided, however, that in the case of an annual meeting of stockholders that is called for a date which is not within 30 calendar days before or after the first anniversary date of the annual meeting of stockholders in the immediately preceding year, any such written notice of a proposal of a Stockholder Matter must be received by the Board of Directors not less than five business days after the date the corporation shall have mailed notice to its stockholders that an annual meeting of stockholders will be held, issued a press release, filed a periodic report with the Securities and Exchange Commission or otherwise publicly disseminated notice that an annual meeting of stockholders will be held.

(iii)In the case of a special meeting of stockholders called upon the written demand of stockholders of the corporation pursuant to Article II, Section 6 of these By-laws, any such written notice of a proposal of a Stockholder Matter must be received by the Board of Directors not less than five business days after the earlier of the date the corporation shall have mailed notice to its stockholders that a special meeting of stockholders will be held, issued a press release, filed a periodic report with the Securities and Exchange Commission or otherwise publicly disseminated notice that a special meeting of stockholders will be held.

(iv)In the case of stockholder action by written consent, the stockholder seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Board of Directors, set forth the written proposal and request the Board of Directors to fix a record date for determining stockholders entitled to consent to corporate action in writing without a meeting. The Board of Directors shall promptly, but in no event later than the tenth day after the date on which such notice is received, adopt a resolution fixing such record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date is fixed by the Board of Directors within such time period, such record date shall be determined in accordance with the provisions of Section 213(b) of the Delaware General Corporation Law, or any successor provision.

(v)Such written notice of a proposal of a Stockholder Matter shall set forth as to each Stockholder Matter a brief description of the Stockholder Matter and the reasons for consideration thereof at such meeting, as well as all information relating to such Stockholder Matter that would be required to be disclosed in a proxy statement or otherwise in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange

Act, and the rules and regulations promulgated thereunder, and, as to any stockholder giving the proposal and each Stockholder Associated Person, if any: (A) the name and address of such person (B) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such person, (C) the nominee holder for, and number of, shares beneficially owned but not owned of record by such person, (D) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including, but not limited to, any derivative, swap or short positions, profit interests, options or borrowed or loaned shares) has been made, the intent or effect of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such person with respect to any share of stock of the corporation (E) to the extent known by the stockholder making such proposal, the name and address of any other stockholder supporting such proposal on the date of such stockholder’s proposal, (F) a description of all arrangements or understandings between or among such persons, (G) whether such person intends to solicit proxies in connection with such Stockholder Matter, and (H) a representation that the stockholder intends to appear in person or by proxy at the meeting to bring such Stockholder Matter before the meeting.

(vi)If a written notice of a proposal of a Stockholder Matter submitted to the Board of Directors fails, in the reasonable judgment of the Board of Directors, to contain the information specified in clause (v) hereof or is otherwise deficient, the Board of Directors shall, as promptly as is practicable under the circumstances, provide written notice to the stockholder who submitted the written notice of presentation of a Stockholder Matter of such failure or deficiency in the written notice of presentation of a Stockholder Matter and such stockholder shall have five business days from receipt of such notice to submit a revised written notice of presentation of a matter that corrects such failure or deficiency in all material respects.

(vii)Only Stockholder Matters submitted in accordance with the foregoing provisions of this Section (b) shall be eligible for presentation at such meeting of stockholders or for action by written consent without a meeting, and any Stockholder Matter not submitted to the Board of Directors in accordance with such provisions shall not be considered or acted upon at such meeting of stockholders or by written consent without a meeting.

(c)Stockholders of Record. A person who is not a stockholder of record shall not have any right to nominate a director or bring a matter before the stockholders at any meeting of stockholders or by written consent.
ARTICLE III

DIRECTORS

SECTION 1. NUMBER OF DIRECTORS. The number of directors which shall constitute the whole board of directors of the corporation shall be such number as may be determined by the board of directors from time to time, but in no event shall such number be less than three nor more than twenty‑five; provided, however, that the number of directors constituting the whole board shall not be decreased by the board of directors below the number then in office unless such decrease shall become effective at any annual meeting of stockholders. Vacancies created by an increase in the number of directors may be filled as provided in Section 4 of this Article III. Additional directors so chosen shall hold office until the next annual meeting of the stockholders and until their respective successors are elected and qualified or until their earlier resignation or removal.

SECTION 2. ELECTION OF DIRECTORS: TERMS OF OFFICE. At all meetings of the stockholders for the election of directors at which a quorum is present, the persons receiving the greatest number of votes shall be the directors. Each director of the corporation shall hold office until the next annual meeting of the stockholders and, subject to Section 1 of this Article III, until his or her successor is elected or qualified or until his or her earlier resignation or removal.

SECTION 3. RESIGNATIONS. Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairperson of the Board of Directors, President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

SECTION 4. VACANCIES. If the office of any director, member of a committee or other officer becomes vacant, the remaining directors in office, though less than a quorum by a majority vote, shall have the exclusive power to appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his or her successor shall be duly chosen.

SECTION 5. REMOVAL. Any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting of the stockholders called for the purpose and the vacancies thus created may be filled, at the meeting held for the purpose of removal, by the affirmative vote of a majority in interest of the stockholders entitled to vote.

SECTION 6. POWERS. The Board of Directors shall exercise all of the powers of the corporation except such as are by law, or by the Certificate of Incorporation of the corporation or by these By‑Laws conferred upon or reserved to the stockholders.

SECTION 7. COMMITTEES. The Board of Directors may, by resolution or resolutions passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, or in these By‑Laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the By‑Laws of the corporation; and, unless the resolution, these By‑Laws, or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

SECTION 8. MEETINGS. The newly elected directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the stockholders; or the time and place of such meeting may be fixed by consent in writing of all the directors.
Regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors.
Special meetings of the board may be called by the President or by the Secretary on the written request of any two directors on at least two day's notice to each director and shall be held at such place or places as may be determined by the directors, or as shall be stated in the call of the meeting.
Unless otherwise restricted by the Certificate of Incorporation or these By‑Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
In the absence of the Chairperson of the Board of Directors and the President, the Lead Director designated by the Board of Directors shall preside at all meetings of directors and stockholders of the corporation.
SECTION 9. QUORUM. A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

SECTION 10. COMPENSATION. Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the board a fixed fee, or hourly rate and expenses of attendance may be allowed for attendance at each meeting or engagement or activity on behalf of this corporation. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

SECTION 11. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the board, or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee.

ARTICLE IV

OFFICERS

SECTION 1. OFFICERS. The officers of the corporation shall include a Chairperson of the Board of Directors, a President, a Treasurer, and a Secretary, all of whom shall be elected by the Board of Directors and who shall hold office until their successors are elected and qualified. In addition, the Board of Directors may elect one or more Vice‑Presidents and such Assistant Secretaries and Assistant Treasurers as they may deem proper. None of the officers (other than the Chairperson of the Board of Directors) of the corporation need be directors. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting. More than two offices may be held by the same person.

SECTION 2. REMOVAL OF OFFICERS. Any officer may be removed, either with or without cause, by the vote of a majority of the directors then in office at any meeting of the Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

SECTION 3. OTHER OFFICERS AND AGENTS. The Board of Directors may elect such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors or the President.

SECTION 4. CHAIRPERSON OF THE BOARD OF DIRECTORS. The Chairperson of the Board of Directors shall be a member of the Board of Directors, shall preside at all meetings of directors and stockholders of the corporation and may call meetings of the Board of Directors. The Chairperson of the Board of Directors shall also have and perform such other duties as may be assigned to him or her by the Board of Directors.

SECTION 5. PRESIDENT. The President shall be the chief executive officer of the corporation and shall have the general powers and duties of supervision, direction and management of the corporation, subject to the control and direction of the Board of Directors. In the absence of the Chairperson of the Board of Directors, the President shall preside at meetings of directors and stockholders of the corporation. The President shall also perform such other duties as may be assigned to him or her by the Board of Directors. Except as the Board of Directors shall authorize the execution thereof in some other manner, the President shall be authorized to execute bonds, mortgages and other contracts on behalf of the corporation, to cause the corporation's seal to be affixed to any instrument requiring such seal, and when so affixed such seal shall be attested by the signatures of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

SECTION 6. VICE‑PRESIDENT. Each Vice‑President, if any, shall have such powers and shall perform such duties as shall be assigned to such person by the Board of Directors or the President.

SECTION 7. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation. Such person shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors or the President.

The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, the Chairperson of the Board of Directors or the President, taking proper vouchers for such disbursements. Such person shall render to the Chairperson of the Board of Directors or the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all the transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, the Treasurer shall give the corporation a bond for the faithful discharge of his or her duties in such amount and with such surety as the board shall prescribe.
SECTION 8. SECRETARY. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these By‑Laws, and in case of such person’s absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chairperson of the Board of Directors or the President, or by the directors, or stockholders, upon whose requisition the meeting is called as provided in these By‑Laws. The Secretary shall record all the proceedings of the meetings of the corporation and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned by the Board of Directors, the Chairperson of the Board of Directors or the President. The Secretary shall have the custody of the seal of the corporation and shall affix the same to all instruments requiring it, when authorized by the directors or the Chairperson of the Board of Directors or the President, and attest the same.

SECTION 9. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Board of Directors or the President.

ARTICLE V

MISCELLANEOUS

SECTION 1. CERTIFICATES. Any or all of the corporation’s classes or series of shares of capital stock may be represented by certificates or may be issued without certificates, as determined by the Board of Directors. Every holder of stock represented by certificates, and every holder of uncertificated shares of a class or series of stock at least some of which is represented by certificates, shall be entitled to have a certificate signed by, or in the name of the corporation by, the Chairperson of the Board of Directors or the President or Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation representing the number of shares registered in certificate form. Any or all of the signatures on any such certificate may be a facsimile.

SECTION 2. LOST CERTIFICATES. A new certificate of stock may be issued in the place of any certificate theretofore issued by the corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate, or his or her legal representatives, to give the corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

SECTION 3. TRANSFER OF SHARES. The shares of stock of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates, if such shares are represented by certificates, shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued, unless such shares have become uncertificated. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

SECTION 4. RECORD DATE. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 5. DIVIDENDS. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the corporation.

SECTION 6. SEAL. The corporate seal shall be circular in form and shall contain the name of the corporation, the year of its creation and the words "CORPORATE SEAL DELAWARE". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

SECTION 7. FISCAL YEAR. The fiscal year of the corporation shall be determined by resolution of the Board of Directors.

SECTION 8. CHECKS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

SECTION 9. NOTICE AND WAIVER OF NOTICE. Whenever any notice is required by these By‑Laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his or her address as it appears on the records of the corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by Statute. Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the corporation or these By‑Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.
ARTICLE VI

AMENDMENTS

These By‑Laws may be altered or repealed and By‑Laws may be made at any annual meeting of the stockholders or at any special meeting thereof if notice of the proposed alteration or repeal or By‑Law or By‑Laws to be made be contained in the notice of such special meeting, by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, or by the affirmative vote of a majority of the Board of Directors then in office, at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors, if notice of the proposed alteration or repeal, or By-Law or By-Laws to be made, be contained in the notice of such special meeting.
ARTICLE VII

INDEMNIFICATION OF OFFICERS AND DIRECTORS

SECTION 1. MANDATORY INDEMNIFICATION.

(a)To the extent a Director or Officer (see Section 15 of this Article VII for definitions of capitalized terms used in this Article VII) has been successful on the merits or otherwise in connection with any Action, including, without limitation, the settlement, dismissal, abandonment or withdrawal of any such Action where the Director or Officer does not pay, incur or assume any material Liabilities, he or she shall be indemnified by the corporation against all Liabilities incurred by or on behalf of him or her in connection therewith. The corporation shall pay or reimburse such Liabilities to the Director or Officer, or to such other person or entity as the Director or Officer may designate in writing to the corporation, within ten days after the receipt of the Director or Officer’s written request therefor, without regard to the provisions of Section 3. In the event the corporation refuses or fails to pay or reimburse such requested Liabilities, the Director or Officer may petition a court to order the corporation to make such payment pursuant to Section 4.
(b)In all cases other than those set forth in Section la hereof and subject to the conditions and limitations set forth hereinafter in this Article VII, the corporation shall indemnify and hold harmless any Director or Officer who is or was a party, or is threatened to be made a party, to any Action by reason of his or her status as a Director or Officer, and/or as to acts performed in the course of such Director or Officer’s duties to the corporation and/or an Affiliate, against Liabilities incurred by or on behalf of a Director or Officer in connection with any Action, including, without limitation, in connection with the investigation, defense, settlement or appeal of any Action; provided, that it is not affirmatively determined by the Authority, or by a court, pursuant to Section 3 that the Director or Officer engaged in misconduct which constitutes a Breach of Duty.

(c)Notwithstanding any other provision contained in this Article VII to the contrary, the corporation shall not:
(i)indemnify against Liabilities (or advance Expenses) to a Director or Officer with respect to any Action initiated or brought voluntarily by the Director or Officer and not by way of defense, except with respect to Actions:

(A)brought to establish or enforce a right to indemnification against Liabilities (or an advance of Expenses) under Section 4, under the Statute or under any other applicable statute, law or provision;

(B)brought to establish or enforce the liability exculpation provisions of Article VIII, Article Tenth of the Certificate of Incorporation, or Section 102(b)(7) of the Delaware General Corporation Law (or any successor provision);

(C)initiated or brought voluntarily by a Director or Officer to the extent such Director or Officer is successful on the merits or otherwise in connection with such an Action; or

(D)as to which the Board determines it be appropriate.

(ii)indemnify a Director or Officer against judgments, fines or penalties incurred in a Derivative Action if the Director or Officer is finally adjudged liable to the corporation by a court (unless the court before which such Derivative Action was brought determines that the Director or Officer is fairly and reasonably entitled to indemnity for any or all of such judgments, fines or penalties); or

(iii)indemnify a Director or Officer under this Article VII for any amounts paid in settlement of any Action effected without the corporation’s written consent.

(d)The corporation shall not settle any Action in any manner which would impose any Liabilities or other type of limitation on the Director or Officer without the Director or Officer’s written consent. Neither the corporation nor the Director or Officer shall unreasonably withhold their consent to any such proposed settlement.

SECTION 2. ADVANCE PAYMENT OF EXPENSES. The corporation shall from time to time, or at any time, pay to or reimburse a Director or Officer, or such other person or entity as the Director or Officer may designate in writing to the corporation, Expenses incurred by or on behalf of such Director or Officer in connection with any Action in advance of the final disposition or conclusion of any such Action within ten days after the receipt of the Director or Officer’s written request therefor; provided, that the Director or Officer furnishes to the corporation an executed written certificate affirming his or her good faith belief that he or she has not engaged in misconduct which constitutes a Breach of Duty and agrees in writing to repay any advances made under this Section 2 if it is ultimately determined that he or she is not entitled to be indemnified by the corporation for such Expenses pursuant to this Article VII.

SECTION 3. DETERMINATION OF RIGHT TO INDEMNIFICATION.

(a) Except as otherwise set forth in this Section 3 or in Section lc, any indemnification to be provided to a Director or Officer by the corporation under Section lb upon the final disposition or conclusion of any Action, unless otherwise ordered by a court, shall be paid or reimbursed by the corporation to the Director or Officer, or such other person or entity as the Director or Officer may designate in writing to the corporation, within sixty days after the receipt of the Director or Officer’s written request therefor. Such request shall include an accounting of all Liabilities for which indemnification is being sought. No further corporate authorization for such payment shall be required other than this Section 3a.

(b) Notwithstanding the foregoing, the payment of such requested indemnifiable Liabilities pursuant to Section lb may be denied by the corporation if:

(i)a Disinterested Quorum, by a majority vote thereof, affirmatively determines that the Director or Officer has engaged in misconduct which constitutes a Breach of Duty; or
(ii)a Disinterested Quorum cannot be obtained.

(c) In either event of nonpayment pursuant to Section 3b, the Board shall immediately authorize and direct, by resolution, that an independent determination be made as to whether the Director or Officer has engaged in misconduct which constitutes a Breach of Duty and, therefore, whether indemnification of the Director or Officer is proper pursuant to this Article VII. If the Board does not authorize an Authority to determine the Director’s or Officer’s right to indemnification hereunder within such sixty-day period and/or if indemnification of the requested amount of Liabilities is paid by the corporation, then it shall be conclusively presumed for all purposes that a Disinterested Quorum has affirmatively determined that the Director or Officer did not engage in misconduct constituting a Breach of Duty and, if not so paid, indemnification by the corporation of the requested amount of Liabilities shall be paid to the Director or Officer immediately.

(d) Such independent determination shall be made, at the option of the Director or Officer seeking indemnification, by (i) a panel of three arbitrators (selected as set forth below in Section 3f from the panels of arbitrators of the American Arbitration Association) in Chicago, Illinois in accordance with the Commercial Arbitration Rules then prevailing of the American Arbitration Association; (ii) an independent legal counsel mutually selected by the Director or Officer seeking indemnification and a Disinterested Quorum (or by the Board if a Disinterested Quorum cannot be obtained) by a majority vote thereof; or (iii) a court in accordance with Section 4.

(e)In any such determination there shall exist a rebuttable presumption that the Director or Officer has not engaged in misconduct which constitutes a Breach of Duty and is, therefore, entitled to indemnification hereunder. The burden of rebutting such presumption by clear and convincing evidence shall be on the corporation or on such other party challenging the payment of such indemnification.

(f)If a panel of arbitrators is to be employed hereunder, one of such arbitrators shall be selected by a Disinterested Quorum (or by the Board if a Disinterested Quorum is not obtainable) by a majority vote thereof, the second by the Director or Officer seeking indemnification and the third by the two previously selected arbitrators.

(g)To the extent practicable, the Authority shall make its independent determination hereunder within sixty days of being selected and shall simultaneously submit a written opinion of its conclusions to both the corporation and the Director or Officer.

(h)If the Authority determines that a Director or Officer is entitled to be indemnified for any Liabilities pursuant to this Article VII, the corporation shall pay such Liabilities to the Director or Officer, including interest on such amounts as provided in Section 6c, or to such other person or entity as the Director or Officer may designate in writing to the corporation, within ten days of receipt of such opinion.

(i)The Expenses associated with the indemnification process set forth in this Section 3, including, without limitation, the Expenses of the Authority selected hereunder, shall be paid by the corporation.

SECTION 4. COURT-ORDERED INDEMNIFICATION AND ADVANCE PAYMENT OF EXPENSES.
(a) A Director or Officer may, either before or within two years after a determination, if any, has been made by the Authority, petition the Delaware Court of Chancery or any other court of competent jurisdiction to independently determine whether or not he or she has engaged in misconduct which constitutes a Breach of Duty and is, therefore, entitled to indemnification under the provisions of this Article VII. Such court shall thereupon have the exclusive authority to make such determination unless and until such court dismisses or otherwise terminates such proceeding without having made such determination. A Director or Officer may petition a court under this Section 4 either to seek an initial determination as authorized by Section 3d or to seek review of a previous determination by the Authority.

(b) The court shall make its independent determination irrespective of any prior determination made by the Authority; provided, however, that there shall exist a rebuttable presumption that the Director or Officer has not engaged in misconduct which constitutes a Breach of Duty and is, therefore, entitled to indemnification hereunder. The burden of rebutting such presumption by clear and convincing evidence shall be on the corporation or such other party challenging the payment of indemnification.

(c) In the event the court affirmatively determines that a Director or Officer has engaged in misconduct which constitutes a Breach of Duty, it may nonetheless order indemnification to be paid by the corporation if it determines that the Director or Officer is otherwise fairly and reasonably entitled to such indemnification in view of all of the circumstances of such Action.

(d) In the event the corporation does not (i) advance Expenses to the Director or Officer within ten days of such Director or Officer’s compliance with Section 2; or (ii) indemnify a Director or Officer with respect to requested Liabilities under Section la within ten days of such Director or Officer’s written request therefor, the Director or Officer may petition the Delaware Court of Chancery or any other court of competent jurisdiction to order the corporation to pay such Expenses or Liabilities immediately. Such court, after giving any notice it considers necessary, shall order the corporation to immediately pay such Expenses or Liabilities if it determines that the Director or Officer has complied with the applicable provisions of Section 2 or 1a, as the case may be.

(e) If the court determines pursuant to this Section 4 that the Director or Officer is entitled to be indemnified for any Liabilities, or to the advance of Expenses, unless otherwise ordered by such court, the corporation shall pay such Liabilities or Expenses to the Director or Officer, including interest thereon as provided in Section 6c, or to such other person or entity as the Director or Officer may designate in writing to the corporation, within ten days of the rendering of such determination.

(f) The Director or Officer shall pay all Expenses incurred by such Director or Officer in connection with the judicial determination provided in this Section 4, unless it shall ultimately be determined by the court that he or she is entitled, in whole or in part, to be indemnified by, or to receive an advance from, the corporation as authorized by this Article VII. All Expenses incurred by a Director or Officer in connection with any subsequent appeal of the judicial determination provided for in this Section 4 shall be paid by the Director or Officer regardless of the disposition of such appeal.

SECTION 5. TERMINATION OF AN ACTION IS NONCONCLUSIVE. The adverse termination of any Action against a Director or Officer by judgment, order, settlement, conviction, or upon a plea of no contest or its equivalent, shall not, of itself, create a presumption that the Director or Officer has engaged in misconduct which constitutes a Breach of Duty.

SECTION 6. PARTIAL INDEMNIFICATION; REASONABLENESS; INTEREST.

(a) If it is determined by the Authority, or by a court, that a Director or Officer is entitled to indemnification against Liabilities incurred as to some claims, issues or matters, but not as to other claims, issues or matters, involved in any Action, the Authority, or the court, shall authorize the proration and payment by the corporation of such Liabilities with respect to which indemnification is sought by the Director or Officer, among such claims, issues or matters as the Authority, or the court, shall deem appropriate in light of all of the circumstances of such Action.

(b) If it is determined by the Authority, or by a court, that certain Expenses incurred by or on behalf of a Director or Officer are for whatever reason unreasonable in amount, the Authority, or the court, shall nonetheless authorize indemnification to be paid by the corporation to the Director or Officer for such Expenses as the Authority, or the court, shall deem reasonable in light of all of the circumstances of such Action.

(c) Interest shall be paid by the corporation to a Director or Officer at a reasonable interest rate as determined by the Authority, or by a court, for amounts for which the corporation indemnifies or advances to the Director or Officer.

SECTION 7. INSURANCE; SUBROGATION.

(a) The corporation may purchase and maintain insurance on behalf of any person who is or was a Director or Officer of the corporation, and/or is or was serving as a Director or Officer of an Affiliate, against Liabilities asserted against him or her and/or incurred by or on behalf of him or her in any such capacity, or arising out of his or her status as such a Director or Officer, whether or not the corporation would have the power to indemnify him or her against such Liabilities under this Article VII or under the Statute. Except as expressly provided herein, the purchase and maintenance of such insurance shall not in any way limit or affect the rights and obligations of the corporation and/or any Director or Officer under this Article

VII. Such insurance may, but need not, be for the benefit of all Director or Officers of the corporation and those serving as a Director or Officer of an Affiliate.

(b) In the event any Director or Officer shall receive payment from any insurance carrier and/or from the plaintiff in any Action against the Director or Officer in respect of indemnified amounts after payments on account of all or part of such indemnified amounts have been made by the corporation pursuant to this Article VII, the Director or Officer shall promptly reimburse the corporation for the amount of any such duplicate payment; provided, however, that such portions, if any, of such insurance proceeds that are required to be reimbursed to the insurance carrier under the terms of its insurance policy, such as co-insurance, retention or deductible amounts, shall not be deemed to be duplicate payments to the Director or Officer hereunder.

(c) In addition, upon payment of indemnified amounts under this Article VII, the corporation shall be subrogated to the Director’s or Officer’s rights against any insurance carrier in respect of such indemnified amounts and the Director or Officer shall execute and deliver any and all instruments and/or documents and perform any and all other acts or deeds which the corporation deems necessary or advisable to secure such rights. The Director or Officer shall do nothing to prejudice such rights of recovery or subrogation.

SECTION 8. WITNESS LIABILITIES. The corporation shall advance or reimburse any and all Liabilities incurred by or on behalf of a Director or Officer in connection with his or her appearance as a witness in any Action at a time when he or she has not been formally named a defendant or respondent to such an Action, within ten days after the receipt of a Director or Officer’s written request therefor.

SECTION 9. CONTRIBUTION.

(a) Subject to the limitations of this Section 9, in the event the indemnification rights provided for in Section 1 of this Article VII are unavailable to any Director or Officer for any reason whatsoever, the corporation, in lieu of indemnifying the Directors or Officers, shall contribute to the amount incurred by or on behalf of the Director or Officer, whether for Liabilities and/or for reasonable Expenses in connection with any Action, in such proportion as is deemed fair and reasonable by the Authority, or by a court, in light of all of the circumstances of such Action in order to reflect:

(i)the relative benefits received by the corporation and such Director or Officer as a result of the event(s) and/or transaction(s) giving cause to such Action; and/or

(ii)the relative fault of the corporation (including its other Directors, Officers, employees and/or agents) and such Director or Officer in connection with such event(s) and/or transaction(s).

(b) The relative fault of the corporation (including its other Directors, Officers, employees and/or agents), on the one hand, and of such Director or Officer, on the other hand, shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Liabilities and/or Expenses. The corporation agrees that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or any other method of allocation which does not take into account the foregoing equitable considerations.

(c) Directors or Officers shall not be entitled to contribution from the corporation under this Section 9 in the event it is affirmatively determined by the Authority, or by a court, that the Director or Officer engaged in misconduct which constitutes a Breach of Duty, unless a court otherwise determines.

(d) The corporation’s payment of, and the Director’s or Officer’s right to, contribution under this Section 9 shall be made and determined in accordance with, pursuant to and in the same manner as, the provisions in Sections 3 and/or 4 hereof relating to the corporation’s payment of, and the Director’s or Officer’s right to, indemnification under this Article VII.

SECTION 10. INDEMNIFICATION OF EMPLOYEES. To the extent determined appropriate by the Board, the corporation may indemnify and hold harmless any person who is or was a party, or is threatened to be made a party to any Action by reason of his or her status as, or the fact that he or she is or was an employee or authorized agent or representative of the corporation and/or an Affiliate as to Liabilities incurred in connection with an Action arising out of acts performed in the course and within the scope of such employee’s, agent’s or representative’s duties to the corporation and/or an Affiliate, in accordance with and to the fullest extent permitted by the Statute.

SECTION 11. SEVERABILITY. If any provision of this Article VII shall be deemed invalid or inoperative, or if a court of competent jurisdiction determines that any of the provisions of this Article VII contravene public policy, this Article VII shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such provisions which are invalid or inoperative or which contravene public policy shall be deemed, without further Action or deed by or on behalf of the corporation, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable, and the corporation shall indemnify and hold harmless a Director or Officer against Liabilities incurred with respect to any Action to the fullest extent permitted by any applicable provision of this Article VII that shall not have been invalidated and to the fullest extent otherwise permitted by the Statute; it being understood that the intention of the corporation is to provide the Director or Officers with the maximum protection against personal liability available under the Statute.

SECTION 12. NONEXCLUSIVITY OF ARTICLE VII. The right to indemnification against Liabilities and advancement of Expenses provided to a Director or Officer by this Article VII shall not be deemed exclusive of any other rights to indemnification against Liabilities and advancement of Expenses which any Director or Officer or other employee or agent of the corporation and/or of an Affiliate may be entitled under any Certificate of Incorporation and/or Bylaw provision, written agreement, resolution, vote of stockholders or disinterested Directors of the corporation or otherwise, including, without limitation, under the Statute, both as to acts in his or her official capacity as such Director or Officer or other employee or agent of the corporation and/or of an Affiliate or as to acts in any other capacity while holding such office or position, whether or not the corporation would have the power to indemnify against Liabilities or advance Expenses to the Director or Officer under this Article VII or under the Statute; provided that it is not determined that the Director or Officer or other employee or agent has engaged in misconduct which constitutes a Breach of Duty.

SECTION 13. NOTICE TO THE CORPORATION; DEFENSE OF ACTIONS.

(a) A Director or Officer shall promptly notify the corporation in writing upon being served with or having actual knowledge of any citation, summons, complaint, indictment or any other similar document relating to any Action which may result in a claim of indemnification against Liabilities or advancement of Expenses hereunder, but the omission so to notify the corporation will not relieve the corporation from any liability or obligation which it may have to the Director or Officer under this Article

VII or otherwise, unless and only to the extent the corporation shall have been irreparably prejudiced by such omission.

(b) With respect to any such Action as to which a Director or Officer notifies the corporation of the commencement thereof:
(i) The corporation shall be entitled to participate therein at its own expense; and

(ii) Except as otherwise provided below, to the extent that it may wish, the corporation (or any other indemnifying party, including any insurance carrier, similarly notified by the corporation or the Director or Office) shall be entitled to assume the defense thereof, with counsel selected by the corporation (or such other indemnifying party) and reasonably satisfactory to the Director or Officer.

(c) After notice from the corporation (or such other indemnifying party) to the Director or Officer of its election to assume the defense of an Action, the corporation shall not be liable to the Director or Officer under this Article VII for any Expenses subsequently incurred by the Director or Officer in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. The Director or Officer shall have the right to employ his or her own counsel in such Action but the Expenses of such counsel incurred after notice from the corporation (or such other indemnifying party) of its assumption of the defense thereof shall be at the expense of the Director or Officer unless (i) the employment of counsel by the Director or Officer has been authorized by the corporation (or such other indemnifying party); (ii) the Director or Officer shall have reasonably concluded that there may be a conflict of interest between the corporation (or such other indemnifying party) and the Director or Officer in the conduct of the defense of such Action; or (iii) the corporation (or such other indemnifying party) shall not in fact have employed counsel to assume the defense of such Action, in each of which cases the Expenses of counsel shall be at the expense of the corporation. The corporation shall not be entitled to assume the defense of any Derivative Action or any Action as to which the Director or Officer shall have made the conclusion provided for in clause (ii) above.

SECTION 14. CONTINUITY OF RIGHTS AND OBLIGATIONS. The terms and provisions of this Article VII shall continue as to a Director or Officer subsequent to his or her Termination Date and such terms and provisions shall inure to the benefit of the heirs, estate, executors and administrators of such Director or Officer and the successors and assigns of the corporation, including, without limitation, any successor to the corporation by way of merger, consolidation and/or sale or disposition of all or substantially all of the assets or capital stock of the corporation. Except as provided herein, all rights and obligations of the corporation and the Directors and Officers hereunder shall continue in full force and effect despite the subsequent amendment or modification of the corporation’s Certificate of Incorporation and/or Bylaws, as they are in effect on the date hereof, and such rights and obligations shall not be affected by any such amendment or modification, any resolution of directors or stockholders of the corporation, or by any other corporate action which conflicts with or purports to amend, modify, limit or eliminate any of the rights or obligations of the corporation and/or of the Directors and Officers hereunder.

SECTION 15. CERTAIN DEFINITIONS. The following terms as used in this Article VII shall be defined as follows:

(a) “Action(s)” shall include, without limitation, any threatened, pending or completed action, claim, litigation, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, whether predicated on foreign, Federal, state or local law, whether brought under and/or predicated upon the Securities Act of 1933, as amended, and/or the Securities Exchange Act of 1934, as amended, and/or their respective state counterparts and/or any rule or regulation promulgated thereunder, whether a Derivative Action and/or whether formal or informal.

(b) “Affiliate” shall include, without limitation, any corporation, partnership, joint venture, employee benefit plan, trust, or other similar enterprise that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the corporation.

(c) “Authority” shall mean the panel of arbitrators or independent legal counsel selected under Section 3 of this Article VII.

(d) “Board” shall mean the entire then serving Board of Directors of the corporation.

(e) “Breach of Duty” shall mean the Director or Officer breached or failed to perform his or her duties to the corporation or an Affiliate, as the case may be, and the Director or Officer’s breach of or failure to perform those duties constituted:

(i) a breach of his or her “duty of loyalty” (as further defined herein) to the corporation or its stockholders;

(ii) acts or omissions not in “good faith” (as further defined herein) or which involve intentional misconduct or a knowing violation of the law;

(iii) a violation of Section 174 of the Delaware General Corporation Law; or

(iv) a transaction from which the Director or Officer derived a material improper direct personal financial profit (unless such profit is determined to be immaterial in light of all the circumstances).

In determining whether a Director or Officer has acted or omitted to act otherwise than in “good faith,” as such term is used herein, the Authority, or the court, shall determine solely whether such Director or Officer (i) in the case of conduct in his or her “official capacity” (as further defined herein) with the corporation, subjectively believed in the exercise of his or her business judgment, that his or her conduct was in the best interests of the corporation and (ii) in all other cases, subjectively believed that his or her conduct was at least not opposed to the best interests of the corporation. For this purpose, it shall not be deemed to be an act or omission to act that is not in good faith if any Director takes any action, or inaction, in his or her official capacity, that may be, or is, deemed to be in the best interests of his or her employer. Notwithstanding any other provision of this Article VII, a Director or Officer’s conduct with respect to an employee benefit plan or trust sponsored by or otherwise associated with the corporation and/or an Affiliate for a purpose he or she reasonably believes to be in the interests of the participants in and beneficiaries of such plan is conduct that does not constitute a breach or failure to perform his or her duties to the corporation or an Affiliate, as the case may be.
(f) “Certificate of Incorporation” shall mean the corporation’s Certificate of Incorporation, as amended and as may be further amended and/or restated from time to time.

(g) “Derivative Action” shall mean any Action brought by or in the right of the corporation and/or an Affiliate.

(h) “Director” shall mean any individual who is, was, or has agreed to become (i) a director of the corporation or (ii) a member of a committee of the Board.

(i) “Disinterested Quorum” shall mean a quorum of the Board who are not parties in interest to the subject Action or any related Action.

(j) “duty of loyalty” shall mean a breach of fiduciary duty by a Director or Officer which constitutes a willful failure to deal fairly with the corporation or its stockholders in connection with a transaction in which the Director or Officer has a material undisclosed direct personal conflict of interest. For this purpose, it shall not be deemed a breach of any Director’s duty of loyalty by reason of such Director taking action, or inaction, as a Director that may be deemed to be in the best interests of his or her employer.

(k) “Expenses” shall include, without limitation, any and all reasonable expenses, fees, costs, charges, attorneys’ fees and disbursements, other out-of-pocket costs, reasonable compensation for time spent by the Director or Officer in connection with the Action for which he or she is not otherwise compensated by the corporation, any Affiliate, any third party or other entity and any and all other reasonable direct and indirect costs of any type or nature whatsoever.

(l) “Liabilities” shall include, without limitation, judgments, amounts incurred in settlement, fines, penalties and, with respect to any employee benefit plan, any excise tax or penalty incurred in connection therewith, all Expenses and any and all other liabilities of every type or nature whatsoever incurred in connection with the subject Action.

(m) “Officer” shall mean any individual who is, was or has agreed to become an officer of the corporation and/or an Affiliate.

(n) “official capacity” shall mean the office of Director or Officer in the corporation, membership on any committee of the Board of Directors, any other offices in the corporation held by a Director or Officer and any other employment or agency relationship between the Director or Officer and the corporation and “official capacity,” as such term is used herein, shall not include service for any Affiliate or other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise.

(o) “Statute” shall mean Delaware General Corporation Law Section 145 (or any successor provisions), as the same shall then be in effect, including any amendments thereto, but, in the case of such an amendment, only to the extent such amendment permits or requires the corporation to provide broader rights to indemnification than the statute permitted or required the corporation to provide prior to such amendment.

(p) “Termination Date” shall mean the date a Director or Officer ceases, for whatever reason, to serve in an official capacity with the Company and/or any Affiliate.

ARTICLE VIII

DEFINED TERMS FOR INTERPRETING ARTICLE TENTH OF THE CORPORATION’S CERTIFICATE OF INCORPORATION

SECTION 1.DEFINITIONS. For purposes of interpreting Article Tenth of the corporation’s Certificate of Incorporation, the following terms used therein shall have the meanings set forth below:

(a) The term “director” shall mean any individual who is, was, or has agreed to become (i) a director of the corporation and/or (ii) a member of any committee of the corporation’s board of directors.

(b) The term “duty of loyalty” shall mean a breach of fiduciary duty by the director which constitutes a willful failure to deal fairly with the corporation or its stockholders in connection with a transaction in which the director has a material undisclosed direct personal conflict of interest. For this purpose, it shall not be deemed a breach of a director’s duty of loyalty if such director takes any action, or inaction, in his or her official capacity that may be, or is, deemed to be in the best interests of his or her employer.

(c) In determining whether a director has acted or omitted to act otherwise than in “good faith,” the authority making such determination shall determine solely whether such director (i) in the case of conduct in his or her official capacity, subjectively believed in the exercise of his or her business judgment, that his or her conduct was in the best interests of the corporation and (ii) in all other cases, subjectively believed in the exercise of his or her business judgment, that his or her conduct was at least not opposed to the best interests of the corporation. For this purpose, it shall not be deemed to be an act or omission to act that is not in good faith if such director takes any action, or inaction, in his or her official capacity, that may be, or is, deemed to be in the best interests of his or her employer.

(d) The term “improper financial benefit” shall mean a material improper direct personal financial profit.

(e) The term “monetary damages” shall include, without limitation, judgments, amounts incurred in settlement, fines, penalties and, with respect to any employee benefit plan, any excise tax or penalty incurred in connection therewith, all expenses and any and all other liabilities of every type or nature whatsoever incurred in connection with the subject action.

(f) The term “official capacity” shall mean the office of director, any other offices in the corporation held by the director and any other employment, representative or agency relationship between the director and the corporation, and the term “official capacity” shall not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise.

(g) The term “transaction” shall mean a transaction directly entered into between a director and the corporation.